Exhibit 99.1

Morton’s Restaurant Group, Inc. Reports Results for Third Quarter 2010

– Third Quarter Revenues Increased 3.9% to $66.2 Million from $63.7 Million –

– Revenues for Morton’s Comparable Restaurants Increased 3.2% –

– Company Provides Guidance for Fiscal Fourth Quarter and Revised Full Year 2010 –

CHICAGO--(BUSINESS WIRE)--November 1, 2010--Morton’s Restaurant Group, Inc. (NYSE:MRT) today reported unaudited financial results for its fiscal 2010 third quarter ended October 3, 2010.

Financial results for the three month period ended October 3, 2010 compared to the three month period ended October 4, 2009

  Revenues increased 3.9% to $66.2 million from $63.7 million.
  Comparable restaurant revenues for Morton’s steakhouses increased 3.2%.
  GAAP net loss from continuing operations was $(2.1) million, or $(0.13) per diluted share, for the three month period ended October 3, 2010 compared to a net loss from continuing operations of $(3.2) million, or $(0.20) per diluted share, for the three month period ended October 4, 2009.
  The three month period ended October 4, 2009 included a charge of $0.7 million after-tax, or $0.05 per diluted share, for a mark-to-market adjustment related to the fair value of the preferred stock that was subsequently issued in February 2010 as part of the fiscal 2009 settlement of certain wage and hour claims.
  Adjusted net loss from continuing operations was $(2.1) million, or $(0.13) per diluted share, for the three month period ended October 3, 2010 compared to an adjusted net loss from continuing operations of $(2.5) million, or $(0.16) per diluted share, for the three month period ended October 4, 2009. (Refer to the reconciliation of adjusted net loss to GAAP net loss in the tables that follow.)

Financial results for the nine month period ended October 3, 2010 compared to the nine month period ended October 4, 2009

  Revenues increased 5.0% to $212.0 million from $201.9 million.
  Comparable restaurant revenues for Morton’s steakhouses increased 4.6%.
  GAAP net loss from continuing operations was $(0.6) million, or $(0.04) per diluted share, for the nine month period ended October 3, 2010 compared to a net loss from continuing operations of $(10.6) million, or $(0.67) per diluted share, for the nine month period ended October 4, 2009.
  The nine month period ended October 3, 2010 included a charge of $0.5 million after-tax, or $0.03 per diluted share, for the final mark-to-market adjustment related to the fair value of the preferred stock that was issued in February 2010 as part of the fiscal 2009 settlement of certain wage and hour claims. The nine month period ended October 4, 2009 included charges for unusual items aggregating $8.2 million after-tax, or $0.52 per diluted share, consisting of a charge for the settlement of certain wage and hour and similar labor claims, the partial write-off of deferred financing costs and a non-cash charge related to the tax treatment of the vesting of certain restricted stock awards.
  Adjusted net loss from continuing operations was $(0.1) million, or $(0.01) per diluted share, for the nine month period ended October 3, 2010 compared to an adjusted net loss from continuing operations of $(2.4) million, or $(0.15) per diluted share, for the nine month period ended October 4, 2009. (Refer to the reconciliation of adjusted net loss to GAAP net loss in the tables that follow.)

“We are pleased that our comparable restaurant sales remained positive throughout the first three quarters of 2010. Morton's has benefitted from improved business travel and convention attendance. Despite the cyclical summer reduction in business travel, we are pleased to report continued sales improvement including boardroom business for the third quarter of fiscal 2010. We continue to work diligently to maintain this momentum. Our team is focused on driving sales through extensive local marketing and public relations efforts in each market. We recently completed an outstanding national event, partnering with one of the most prestigious names in California winemaking, the Mondavi family, to benefit the Make-A-Wish Foundation®. This event brought together three generations from the Mondavi family who created a specially blended 27-liter bottle of wine that was auctioned off for charity. We celebrated this event at the renowned Carriage House, located at the Charles Krug Winery in Napa Valley and with a simultaneous live satellite broadcast to the private dining boardrooms in 50 Morton's steakhouses generating outstanding public relations throughout the country.

Today, we offer our guests more ways than ever before to enjoy the Morton’s Gold Standard experience. Morton's new menu items, such as Chilean Sea Bass and our Morton's legendary Sundae, continue to be well received. We feature only the finest quality products on our menu and Bar 12●21 is no exception. Morton's "Bar Bites" and specialty cocktails have made Morton's Bar 12●21 a popular destination for our guests.

We are particularly excited to announce the October 23, 2010 opening of a new Morton's steakhouse in Shanghai, China, further expanding our brand in Asia, and we plan to open a new Morton's steakhouse in early 2011 in the Uptown area of Dallas, TX. We will continue to seek expansion opportunities both domestically and internationally.

Our Morton’s employees are committed to excellence and continually ensure that we 'wow' each guest who visits Morton's throughout the world,” said Christopher J. Artinian, President and Chief Executive Officer of Morton's Restaurant Group, Inc.

Fiscal 2010 Financial Guidance

Actual results could differ materially from the guidance provided herein as a result of numerous factors, many of which are beyond the Company’s control and are highly dependent upon overall economic conditions. Please refer to the “Cautionary Note on Forward-Looking Statements” later in this press release in conjunction with this guidance. The current economic environment significantly increases the inherent uncertainty of guidance.

The Company currently expects the following financial results for the fourth fiscal quarter of 2010:

  Revenues to range between $83 million and $85 million;
  Comparable restaurant revenues to increase approximately 4% to 6% as compared to the fourth quarter of fiscal 2009;
  Diluted net income per share from continuing operations of approximately $0.29 to $0.31; and
  An effective tax rate that is not expected to exceed 22%.

The Company currently expects the following financial results for the full year fiscal 2010:

  Revenues to range between $295 million and $297 million;
  Comparable restaurant revenues to increase approximately 4% to 5% as compared to the full year fiscal 2009;
  Diluted net income per share from continuing operations of approximately $0.29 to $0.31. This range excludes the charge of approximately $0.5 million related to a mark-to-market adjustment to the carrying value of the convertible preferred shares issued in connection with the fiscal 2009 settlement of certain wage and hour litigation; and
  An expected effective tax rate that is not expected to exceed 26%.

Development Activity

During fiscal year 2010, the Company retrofitted one Morton’s steakhouse in Rosemont, IL to include a Bar 12●21 and expanded the boardroom space in one Morton’s steakhouse in San Jose, CA. In addition, we opened a new Morton's steakhouse in Shanghai, China (through a joint venture structure) on October 23, 2010 and have signed a lease to open a new Morton's steakhouse in early 2011 in the Uptown area of Dallas, TX.

Conference Call

A conference call and webcast has been scheduled for 5:00 p.m. ET today to discuss these results. Details of the conference call are as follows:

Date:	Monday, November 1, 2010
Time:	5:00 p.m. ET (please dial in by 4:45 p.m.)
Dial-In #:	800-510-0219 U.S. & Canada
617-614-3451 International
Confirmation code:	87268121

Alternatively, the conference call will be available via webcast at www.mortons.com under the “Investor Relations” tab.

About the Company

Morton’s Restaurant Group, Inc. is the world's largest operator of company-owned upscale steakhouses. Morton's steakhouses have remained true to our founders' original vision of combining generous portions of high quality food prepared to exacting standards with exceptional service in an enjoyable dining environment. As of November 1, 2010, the Company owned and operated 77 Morton's steakhouses located in 64 cities across 26 states, Puerto Rico and six international locations (Hong Kong, Macau, Shanghai, Mexico City, Singapore and Toronto), as well as Trevi, our Italian restaurant, which is located next to the 'Fountain of the Gods' at The Forum Shops at Caesars in Las Vegas, NV. Please visit our Morton’s website at www.mortons.com.

CAUTIONARY NOTE ON FORWARD-LOOKING STATEMENTS

Except for the historical information contained in this news release, the matters addressed are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements, written, oral or otherwise made, represent the Company's expectation or belief concerning future events. Without limiting the foregoing, the words "believes," "thinks," "anticipates," "estimates," "plans," "expects" and similar expressions are intended to identify forward-looking statements. The Company cautions that forward-looking statements are subject to risks, uncertainties, assumptions and other important factors that could cause actual results to differ materially, or otherwise, from those expressed or implied in the forward-looking statements, including, without limitation, (i) a reduction in consumer and/or business spending in one or more of the Company’s markets due to business layoffs, budget reductions, or negative consumer sentiment, (ii) risks relating to the restaurant industry and the Company’s business, including competition, changes in consumer tastes and preferences, the Company's ability to maintain adequate financing facilities, the Company’s liquidity and capital resources, prevailing interest rates and legal and regulatory matters, (iii) public health issues, including, without limitation risks relating to the spread of pandemic diseases and (iv) other risks detailed from time to time in the Company's most recent Form 10-K, Forms 10-Q and other reports filed with the Securities and Exchange Commission. Other unknown or unpredictable factors also could harm the Company's business, financial condition and results. Consequently, there can be no assurance that actual results or developments anticipated by the Company will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, the Company. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except to the extent required by applicable securities laws.

Morton's Restaurant Group, Inc.
Consolidated Statements of Operations and Margin Analysis - Unaudited
(Amounts in thousands, except per share data)

	Three Month Periods Ended				Nine Month Periods Ended
	October 3, 2010		October 4, 2009		October 3, 2010		October 4, 2009

Revenues	$66,247	100.0%	$63,733	100.0%	$212,026	100.0%	$201,932	100.0%

Food and beverage costs	20,445	30.9%	19,669	30.9%	64,587	30.5%	62,334	30.9%
Restaurant operating expenses	38,888	58.7%	38,181	59.9%	119,447	56.3%	115,728	57.3%
Pre-opening costs	789	1.2%	600	0.9%	1,218	0.6%	1,787	0.9%
Depreciation and amortization	2,454	3.7%	2,794	4.4%	7,496	3.5%	8,783	4.3%
General and administrative expenses	4,250	6.4%	3,642	5.7%	12,338	5.8%	12,191	6.0%
Marketing and promotional expenses	1,276	1.9%	1,411	2.2%	4,561	2.2%	4,766	2.4%
Charge related to legal settlements	-	0.0%	1,129	1.8%	540	0.3%	11,696	5.8%
Operating (loss) income	(1,855)	(2.8%)	(3,693)	(5.8%)	1,839	0.9%	(15,353)	(7.6%)

Write-off of deferred financing costs	-	0.0%	-	0.0%	-	0.0%	206	0.1%
Interest expense, net	956	1.4%	1,051	1.6%	2,831	1.3%	2,716	1.3%

Loss before income taxes from continuing operations	(2,811)	(4.2%)	(4,744)	(7.4%)	(992)	(0.5%)	(18,275)	(9.1%)

Income tax (benefit) expense	(395)	(0.6%)	(1,584)	(2.5%)	43	0.0%	(7,387)	(3.7%)

Loss from continuing operations, net of taxes	(2,416)	(3.6%)	(3,160)	(5.0%)	(1,035)	(0.5%)	(10,888)	(5.4%)

Discontinued operations, net of taxes	(66)	(0.1%)	(109)	(0.2%)	(869)	(0.4%)	(970)	(0.5%)

Net loss	(2,482)	(3.7%)	(3,269)	(5.1%)	(1,904)	(0.9%)	(11,858)	(5.9%)

Net (loss) income attributable to noncontrolling interest	(293)	(0.4%)	31	0.0%	(406)	(0.2%)	(272)	(0.1%)

Net loss attributable to controlling interest	$(2,189)	(3.3%)	$(3,300)	(5.2%)	$(1,498)	(0.7%)	$(11,586)	(5.7%)

Amounts attributable to controlling interest:
Loss from continuing operations, net of taxes	$(2,123)		$(3,191)		$(629)		$(10,616)
Discontinued operations, net of taxes	(66)		(109)		(869)		(970)
Net loss	$(2,189)		$(3,300)		$(1,498)		$(11,586)

Basic net loss per share:
Continuing operations	$(0.13)		$(0.20)		$(0.04)		$(0.67)
Discontinued operations	$(0.01)		$(0.01)		$(0.05)		$(0.06)
Basic loss per share	$(0.14)		$(0.21)		$(0.09)		$(0.73)

Diluted net loss per share:
Continuing operations	$(0.13)		$(0.20)		$(0.04)		$(0.67)
Discontinued operations	$(0.01)		$(0.01)		$(0.05)		$(0.06)
Diluted loss per share	$(0.14)		$(0.21)		$(0.09)		$(0.73)

Shares used in computing net loss per share:
Basic	16,033.1		15,892.3		16,017.8		15,879.4
Diluted	16,033.1		15,892.3		16,017.8		15,879.4

Morton's Restaurant Group, Inc.
Adjusted Net (Loss) and Adjusted Diluted Net (Loss) Per Share (Note 1)
(Amounts in thousands, except per share data)

	Three Month Periods Ended		Nine Month Periods Ended
	October 3, 2010	October 4, 2009	October 3, 2010	October 4, 2009

Net loss from continuing operations attributable to controlling interest, as reported	$(2,123)	$(3,191)	$(629)	$(10,616)
Net (loss) income attributable to noncontrolling interest	(293)	31	(406)	(272)
Income tax (benefit) expense	(395)	(1,584)	43	(7,387)
Loss before income taxes, as reported	(2,811)	(4,744)	(992)	(18,275)

Adjustments (1):
Charge related to legal settlements (2)	-	1,129	540	11,696
Write-off of deferred financing costs (3)	-	-	-	206
Adjusted loss before income taxes	(2,811)	(3,615)	(452)	(6,373)

Adjusted income tax (benefit) expense (4)	(395)	(1,174)	43	(3,701)
Net (loss) income attributable to noncontrolling interest	(293)	31	(406)	(272)

Adjusted net loss from continuing operations attributable to controlling interest	$(2,123)	$(2,472)	$(89)	$(2,400)

Adjusted diluted net loss per share	$(0.13)	$(0.16)	$(0.01)	$(0.15)

Shares used in computing adjusted diluted net loss per share	16,033.1	15,892.3	16,017.8	15,879.4

Notes:
(1)	The Company includes these adjusted calculations for the three and nine month periods ended October 3, 2010 and October 4, 2009 because management believes they are useful to investors in allowing for greater transparency with respect to supplemental information used by management in its financial and operational decision making.

Accordingly, the Company believes that the presentation of this analysis, when used in conjunction with GAAP financial measures, is a useful financial analysis tool that can assist investors in assessing the Company's financial condition, operating performance and underlying strength. This analysis should not be considered in isolation or as a substitute for net income (loss) prepared in accordance with GAAP. This analysis, as well as the other information in this press release, should be read in conjunction with the Company's financial statements and footnotes contained in the documents that the Company files with the U.S. Securities and Exchange Commission.

(2)

In the first quarter of fiscal 2010, the Company recorded a $0.5 million charge for a mark-to-market adjustment related to the fair value of the Company’s convertible preferred stock that was subsequently issued in February 2010 as part of the fiscal 2009 settlement of certain wage and hour claims that received court approval in January 2010. The charge represents the change in the fair value of the share-based component as of the court approval date. During the third quarter of fiscal 2009, the Company recorded a mark-to-market adjustment related to the fair value of the Company’s convertible preferred stock of $1,129 pre-tax or $717 after-tax and $0.05 per diluted share. The total charge recorded in connection with this settlement and other similar labor claims for the nine months ended October 4, 2009 was $11,696 pre-tax or $7,423 after-tax and $0.47 per diluted share.

(3)	The write-off of deferred financing costs of $206 related to the amendment of the Company's senior revolving credit facility executed on March 4, 2009.

(4)	In connection with the charge related to the legal settlements, the Company recorded income tax benefits of $412 for the three month period ended October 4, 2009. In connection with the charge related to the legal settlements and the write-off of deferred financing costs, the Company recorded income tax benefits of $4,273 and $75, respectively, for the nine month period ended October 4, 2009. The Company's effective tax rate for the nine month period ended October 4, 2009 was negatively impacted by a non-cash charge of $659 related to the tax treatment of the vesting of certain restricted stock awards. Based on management’s evaluation of certain factors, in the fourth quarter of fiscal 2009, the Company established a valuation allowance for all U.S. federal and state deferred tax assets. As a result, the Company has not recorded any deferred tax benefits for fiscal 2010, whereas these benefits are reflected in the table above for fiscal 2009.

CONTACT:
Morton’s Restaurant Group, Inc.
Ronald M. DiNella, 312-923-0030
Senior Vice President, Chief Financial Officer